EXHIBIT 99.1

Contact:
Primo Water Corporation
Mark Castaneda, Chief Financial Officer
(336) 331-4000

ICR Inc.
John Mills
Katie Turner
(646) 277-1228

Primo Water Announces Results for the Third Quarter Ended September 30, 2012

WINSTON-SALEM, N.C., November 7, 2012 -- Primo Water Corporation (Nasdaq: PRMW), a leading provider of multi-gallon purified bottled water, self-serve filtered drinking water and water dispensers, today announced financial results for the third quarter ended September 30, 2012.

Business Highlights:

•	Q3 sales increased 8.6% to a record $26.2 million compared to the prior year.

•	Water dispenser unit sell-thru to consumers increased 29.8% to a record 114,200 units compared to Q3 of the prior year.

•	Total locations increased to 24,600 that offer water and/or appliances at the end of Q3.

•	Water segment operating income increased 21.8% to $4.5 million compared to Q3 of the prior year.

•	Company signs agreement with Cuisinart to market Flavorstation appliances and the Company will provide CO2 cylinders for all Cuisinart and Flavorstation sparkling beverage appliances.

“We are pleased with the continued positive trends in revenue, gross margin and cash flow from operations, locations and households that use our water,” commented Billy D. Prim, Primo Water’s President and Chief Executive Officer. “We entered into an agreement with Cuisinart, a premier appliance company, under which Cuisinart will market our Flavorstation appliances.  Under this arrangement Primo will receive a revenue stream from Cuisinart’s sale of flavors and Primo’s provision of CO2 services.  This alliance leverages the strengths of Cuisinart and Primo to provide a complete soda appliance solution to retailers.  Additionally, we are now able to focus on growing our core water and dispenser businesses, which we believe have significant future growth opportunities as demonstrated by increased consumer purchases of our dispensers in the third quarter of 2012.”

Third Quarter Results

Total net sales increased 8.6% to $26.2 million from $24.1 million in the third quarter of 2011. This increase was due to growth in both Water and Dispenser sales.

Dispenser segment sales for the third quarter of 2012 increased 21.6% to $8.9 million compared to $7.3 million in the third quarter of 2011. The increase was due primarily to a favorable mix of higher priced bottom load dispenser sales and price increases to customers offset somewhat by a decrease in units sold into retail of 7.8%.  Sell-thru to consumers increased 29.8% compared to the third quarter of 2011 to a record 114,200 units, driven by increased locations and higher sales price per dispenser.  The Company believes that increased water dispenser penetration will lead to increased recurring Water sales.

Water segment sales for the third quarter of 2012 increased 2.8% to $17.3 million compared to $16.8 million in the third quarter of 2011. Sales in the Water segment consist of sales of multi-gallon purified bottled water (“Exchange”) and self-serve filtered drinking water vending services (“Refill”).  The Water segment sales increase was primarily due a 7.9% increase in Exchange sales that resulted from U.S. Exchange same-store unit growth of 13.0% for the third quarter compared to 5.3% in the first half of 2012 and 3.4% in the prior year’s third quarter.  The increase in U.S. Exchange sales was partially offset by a reduction of 3.4% in Refill sales, primarily due to the positive impact of hurricane demand in the prior year’s third quarter as compared to the current year.

The following table sets forth information regarding locations where the Company’s dispensers and water are sold as well as certain sales information.

	3Q12	3Q11	% Change
Total locations (thousands)	24.6	22.6	8.8%
Dispenser locations (thousands)	8.1	6.2	30.6%
Dispenser units sell-in to retail (thousands)	106.4	111.0	(4.1%)
Dispenser units sell-thru (thousands)	114.2	87.9	29.8%
Water Locations (thousands)	16.5	16.4	0.6%

Gross margin increased to 24.0% for the third quarter from 22.3% for the third quarter of 2011.  Gross margin in the Water segment increased to 32.3% compared to 31.9% in the same period in the prior year primarily due to an improvement in Exchange margin partially offset by a decrease in Refill margin.  The decrease in Refill margin was primarily due to costs related to Refill system upgrades by new service providers.  Gross margin for the Dispenser segment increased to 8.0% from 0.5% in the prior year, primarily due to retail price increases that were implemented during the third quarter of 2012.

The GAAP net loss from continuing operations for the third quarter of 2012 was $(2.5) million or $(0.10) per share, which was essentially flat with the prior year.  Non-GAAP pro forma fully-taxed net loss from continuing operations was essentially flat at $(1.0) million or $(0.04) per share for the third quarter of 2012. The primary differences in GAAP and non-GAAP earnings are the $0.6 million and $0.5 million in the pro forma effect of full income taxes for 2012 and 2011, respectively. The Company does not expect to pay U.S. income taxes in the near future as it has sufficient net operating loss carryforwards to offset taxable income.

The Company’s Water segment continues to perform well experiencing sales growth and profitability. The Water segment’s operating income for the third quarter of 2012 increased 21.8% to $4.5 million compared to $3.7 million in the third quarter of 2011.  The Dispenser segment generated increased sales and improved gross margin; however, the segment realized operating losses of approximately $0.4 million in the third quarter for both 2012 and 2011.  The Dispenser segment incurred non-recurring costs associated with a new store rollout of approximately $0.4 million during the quarter.  The Company expects to achieve positive operating income going forward in the Dispenser segment as a result of the full impact of price increases.

“Our core Water and Dispenser businesses continue to experience positive trends. While we believe these trends will continue, we have reduced our focus on short term guidance to concentrate on achieving profitability in fiscal 2013,” added Prim.

The Company is focused on executing three long-term strategies:

•	Increasing total retail locations to 50,000 - 60,000;
•	Increasing sales of innovative Dispensers, which the Company believes will lead to greater household penetration and Water sales; and
•	Achieving profitability

Debt Amendment

The Company amended its credit agreement to reflect Flavorstation segment as a discontinued operation.  The changes to the credit facility allows for the sale of inventory and other assets related to the Flavorstation business outside the ordinary course of business as well as revises the financial covenants to reflect the Company’s continuing business.  In connection with the amendment, the Company paid a $0.15 million fee, increased the prepayment penalty and amended warrants to purchase 1.6 million shares of the Company’s common stock to revise the warrant exercise price from $2.30 to $1.20 per share.  The revised warrant exercise price was set at 150% of the 30 day trailing average stock price.

Conference Call and Webcast

The Company will host a conference call to discuss these results at 4:30 p.m. ET today, November 7, 2012.  Participants from the Company will be Billy D. Prim, Chief Executive Officer, and Mark Castaneda, Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through November 21, 2012.  In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is a leading provider of multi-gallon purified bottled water, self-serve filtered drinking water and water dispensers sold through major retailers throughout the United States and Canada. Learn more about Primo Water at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of the Company's Exchange and Refill services and its water dispensers, changes in the Company's relationships with its independent bottlers, distributors and suppliers, the entry of a competitor with greater resources into the marketplace and competition and other business conditions in the water, water dispenser and carbonating appliance industries in general, the Company’s experiencing product liability, product recall and higher than anticipated rates of warranty expense or sales returns associated with a product quality or safety issues, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently and effectively integrate the recently acquired businesses with the Company's historical business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, the Company’s inability to comply with its covenants in its credit facilities, the failure of lenders to honor their commitments under the Company's credit facilities, the failure to realize benefits from the arrangement with Cuisinart with respect to the Company’s Flavorstation business, as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 15, 2012 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

Use of Non-GAAP Financial Measures

To supplement its financial statements, the Company also provides investors with information related to non-GAAP pro forma fully-taxed net income (loss) per basic and diluted share, which are non-GAAP financial measures. The Company believes these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.  Management uses these non-GAAP measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  These measures are also presented to the Company’s board of directors.

Non-GAAP pro forma fully-taxed net loss from continuing operations consists of net loss plus the provision for income taxes, non-cash impairment charges, non-cash stock-based compensation expense, debt restructuring costs, and acquisition-related costs, amortization of intangible assets and the pro forma effect of applying full income tax rates divided by the weighted average number of shares of common stock outstanding during each period. Primo believes non-GAAP pro forma fully-taxed net loss from continuing operation is useful to an investor because it is widely used to measure a Company's operating performance.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

Net sales	$26,185	$24,110	$70,710	$61,950
Operating costs and expenses:
Cost of sales	19,897	18,727	54,145	45,925
Selling, general and administrative expenses	4,783	4,952	13,667	13,210
Non-recurring and acquisition-related costs	170	249	565	1,167
Depreciation and amortization	2,898	2,349	7,929	6,406
Goodwill impairment	–	–	11,488	–
Total operating costs and expenses	27,748	26,277	87,794	66,708
Loss from operations	(1,563)	(2,167)	(17,084)	(4,758)
Interest expense and other, net	905	190	3,082	956
Loss from continuing operations before income taxes	(2,468)	(2,357)	(20,166)	(5,714)
Income tax (benefit) provision	-	166	(960)	509
Loss from continuing operations	(2,468)	(2,523)	(19,206)	(6,223)
Loss from discontinued operations, net of income taxes	(1,367)	(774)	(14,799)	(1,163)
Net loss	$(3,835)	$(3,297)	$(34,005)	$(7,386)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.10)	$(0.11)	$(0.81)	$(0.29)
Loss from discontinued operations, net of income taxes	(0.06)	(0.03)	(0.62)	(0.06)
Net loss	$(0.16)	$(0.14)	$(1.43)	$(0.35)

Basic and diluted weighted average common shares outstanding	23,752	23,645	23,715	20,981

Primo Water Corporation
Non-GAAP Reconciliation
(Unaudited; in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

Loss from continuing operations	$(2,468)	$(2,523)	$(19,206)	$(6,223)
Income tax (benefit) provision	-	166	(960)	509
Loss from continuing operations before income taxes	(2,468)	(2,357)	(20,166)	(5,714)
Goodwill impairment	–	–	11,488	–
Debt restructuring costs	–	–	1,061	–
Amortization of intangible assets	353	535	1,020	1,194
Non-cash, stock-based compensation expense	256	231	1,043	658
Non-recurring and acquisition-related costs	170	249	565	1,167
Pro forma effect of full income tax	642	510	1,896	1,024

Non-GAAP net loss	$(1,047)	$(832)	$(3,093)	$(1,671)

Basic and Diluted non-GAAP net loss per share	$(0.04)	$(0.04)	$(0.13)	$(0.08)

Basic and diluted shares used to compute non-GAAP net loss per share	23,752	23,645	23,715	20,981

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Segment income (loss) from operations
Water	$4,549	$3,733	$12,335	$10,913
Dispensers	(441)	(458)	(1,223)	(402)
Other	(2)	(12)	42	(12)
Corporate	(2,601)	(2,832)	(8,256)	(7,684)
Non-recurring and acquisition-related costs	(170)	(249)	(565)	(1,167)
Depreciation and amortization	(2,898)	(2,349)	(7,929)	(6,406)
Goodwill impairment	–	–	(11,488)	–

	$(1,563)	$(2,167)	$(17,084)	$(4,758)

Primo Water Corporation
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

Loss from continuing operations	$(2,468)	$(2,523)	$(19,206)	$(6,223)
Depreciation and amortization	2,898	2,349	7,929	6,406
Interest expense and other, net	905	190	3,082	956
Income tax (benefit) provision	–	166	(960)	509
EBITDA	1,335	182	(9,155)	1,648
Goodwill impairment	–	-	11,488	–
Non-cash, stock-based compensation expense	256	231	1,043	658
Non-recurring and acquisition-related costs	170	249	565	1,167

Adjusted EBITDA	$1,761	$662	$3,941	$3,473

Primo Water Corporation
Condensed Consolidated Balance Sheets
(in thousands, except par value data)

	September 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash	$632	$751
Accounts receivable, net	14,397	13,459
Inventories	8,080	7,404
Prepaid expenses and other current assets	3,024	2,644
Curent assets of disposal group held for sale	3,625	2,670
Total current assets	29,758	26,928

Bottles, net	4,180	3,704
Property and equipment, net	43,568	45,838
Intangible assets, net	12,836	13,107
Goodwill	67,740	78,823
Other assets	1,900	1,086
Assets of disposal group held for sale, net of current portion	–	14,963
Total assets	$159,982	$184,449

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,043	$9,369
Accrued expenses and other current liabilities	3,354	2,838
Current portion of capital leases and notes payable	15	14,514
Current liabilities of disposal group held for sale	2,891	3,345
Total current liabilities	20,303	30,066

Long-term debt, capital leases and notes payable, net of current portion	20,889	44
Other long-term liabilities	352	1,710
Liabilities of disposal group held for sale, net of current portion	–	3,000
Total liabilities	41,544	34,820

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 23,751 and 23,658 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	24	24
Additional paid-in capital	272,277	271,220
Common stock warrants	8,116	7,007
Accumulated deficit	(162,108)	(128,102)
Accumulated other comprehensive income (loss)	129	(520)
Total stockholders’ equity	118,438	149,629
Total liabilities and stockholders’ equity	$159,982	$184,449

Primo Water Corporation

Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Nine months ended September 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(34,005)	$(7,386)
Less: Loss from discontinued operations	(14,799)	(1,163)
Loss from continuing operations	(19,206)	(6,223)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,929	6,406
Stock-based compensation expense	1,043	658
Non-cash interest expense	1,708	411
Deferred income tax expense (benefit)	(960)	509
Bad debt expense	161	436
Goodwill impairment	11,488	–
Other	(133)	59
Changes in operating assets and liabilities:
Accounts receivable	(1,031)	(6,483)
Inventories	(676)	(6,363)
Prepaid expenses and other assets	(597)	(918)
Accounts payable	3,099	10,645
Accrued expenses and other liabilities	806	(268)
Net cash provided by (used in) operating activities	3,631	(1,131)

Cash flows from investing activities:
Purchases of property and equipment	(3,121)	(14,175)
Purchases of bottles, net of disposals	(683)	(1,785)
Proceeds from the sale of property and equipment	42	18
Business acquisitions	–	(1,576)
Additions to and acquisitions of intangible assets	(688)	(219)
Net cash used in investing activities	(4,450)	(17,737)

Cash flows from financing activities:
Borrowings under prior revolving credit facility	500	23,126
Payments under prior revolving credit facility	(15,000)	(39,538)
Borrowings under revolving credit facility	23,996	–
Payments under revolving credit facility	(17,426)	–
Borrowings under term loan	15,150	–
Note payable and capital lease payments	(11)	(10)
Debt issuance costs	(2,049)	(517)
Proceeds from sale of common stock, net of issuance costs	(214)	39,445
Stock option and employee stock purchase activity, net	15	352
Net cash provided by financing activities	4,961	22,858

Net increase in cash	4,142	3,990
Cash, beginning of year	751	443
Effect of exchange rate changes on cash	(16)	(131)
Cash used in discontinued operations from:
Operating activities	(3,850)	(861)
Investing activities	(395)	(2,250)
Financing activities	–	–
Cash used in discontinued operations	(4,245)	(3,111)
Cash, end of period	$632	$1,191